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                 AMENDMENT TO THE PARK VIEW FEDERAL SAVINGS BANK
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN,
                             AS AMENDED AND RESTATED

      WHEREAS, Park View Federal Savings Bank (the "Bank") maintains the Park View Federal Savings Bank Supplemental Executive Retirement Plan (the "SERP") for the benefit of certain named executives of the Bank, including John R. Male; and

      WHEREAS, pursuant to a letter agreement with PVF Capital Corp. (the "Company") and the Bank dated January 29, 2009 and a joint resolution of the Boards of Directors of the Company and the Bank dated April 1, 2009, the Bank and Mr. Male agreed to amend the SERP as follows:

                                  FIRST CHANGE

      Effective May 19, 2009, Section 6.1 of the SERP shall be amended by adding the following language to the end thereof:

      "Notwithstanding the foregoing, terminating the Participant's service for Cause requires a vote of a supermajority of the Board of Directors of the Bank following delivery of a written notice to the Participant from the Board that sets forth with specificity the facts or circumstances alleged to constitute cause, followed by a thirty-day period to cure any facts or circumstances constituting Cause, and an opportunity at the end of such period for the Participant to appear before the Board with counsel to refute the allegation that Cause exists, to demonstrate the efficacy of the cure, or to address other matters relating to the Participant's employment status."

                                  SECOND CHANGE

      Effective May 19, 2009, the SERP shall be amended to add the following new Section 10.13:

      "10.13         409A Gross-Up Payment.

      The Company shall pay the Participant an additional amount ("Gross-Up Payment") if a payment made to Participant under this Plan violates
      Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"). The Gross-Up Payment shall equal an amount sufficient to pay the amount of additional tax imposed under Section 409A, after being reduced for all income taxes (at the highest federal, state and local rates), employment taxes and any applicable additional excise taxes. Notwithstanding the foregoing, Participant agrees to cooperate with the Bank to take such action necessary to avoid liability for additional tax under Section 409A, including, but not limited to, delaying payment under the Plan to avoid a violation."

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      IN WITNESS WHEREOF, the Bank and the Executive have caused this Amendment to be executed on May 19, 2009.



                                          PARK VIEW FEDERAL SAVINGS BANK

                                          /s/ Stanley T. Jaros
                                          -------------------------------------
                                          Stanley T. Jaros
                                          Chairman of the Compensation Committee


                                          /s/ John R. Male
                                          -------------------------------------
                                          JOHN R. MALE